SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 13, 2003

(Date of earliest event reported)

RIVERSTONE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32269	95-4596178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code: (408) 878-6500

Item 5. Other Events.

Nasdaq Listing and Hearing Review Council Decision

On December 22, 2003, Riverstone Networks, Inc. (the “Company” or “Riverstone”) received the decision of the Nasdaq Listing and Hearing Review Council affirming the September 9, 2003 decision of the Nasdaq Listing Qualifications Panel to delist Riverstone’s shares from the Nasdaq Stock Market. The Qualifications Panel had previously determined to delist Riverstone’s shares following the Company’s failure to file its Form 10-K for the fiscal year ended March 1, 2003 and Form 10-Q for the quarter ended May 31, 2003 as required by Nasdaq Marketplace Rule 4310(c)(14).

Following delisting, Riverstone’s common stock has been quoted in the Pink Sheets. Riverstone common stock will not be eligible to trade on the OTC Bulletin Board until Riverstone becomes current in all of its periodic reporting requirements pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and a market maker thereafter makes an application to register in and quote the Riverstone common stock in accordance with applicable requirements of the Securities and Exchange Commission.

Legal Proceedings

On November 13, 2003, Toshiba Corporation filed an action against the Company in the United States District Court for the District of Delaware alleging that Riverstone infringes on certain patents alleged to be owned by Toshiba Corporation. In connection with this suit, Toshiba Corporation seeks injunctive relief and an unspecified amount of damages. The Company believes that it has meritorious defenses to the complaint and intends to vigorously defend itself in this action.

On December 16, 2003, Global Asia Partners, L.P. (“Global Asia”) filed an action against the Company in the Superior Court of California in the County of Santa Clara, alleging that Riverstone is in breach of a partnership agreement with Global Asia by failing to pay $1 million within ten business days following Global Asia’s capital commitment call letter. In connection with this suit, Global Asia seeks general and compensatory damages for payment of $1 million plus late charges, declaratory judgment requiring that the Company hold in constructive trust $1 million plus late charges for the benefit of Global Asia, pre-judgment interest on the damages, attorney fees and costs. The Company intends to vigorously defend itself in this action.

Cautionary Note Regarding Forward-Looking Statements

Except for the historical information contained herein, the matters set forth in this Current Report, including the possibility that the Company’s stock may become quoted on the OTCBB, the filing of its periodic reports, and the Company’s belief and intent regarding legal proceedings, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include changes in the scope and nature of the Securities and Exchange Commission’s inquiry and/or investigation, the results and effect of the Company’s accounting practices review, the ability of the Company to file its periodic reports, whether the Company’s outstanding convertible notes would be subject to accelerated repayment under the terms of the indenture governing the notes, the impact of the restatement on the Company’s financial results, the effect and outcome of any litigation, and the risks detailed from time to time in the Company’s SEC reports, including its quarterly report on Form 10-Q for the period ended November 30, 2002 and amended current report on Form 8-K/A dated August 26, 2003. The Company disclaims any intent or obligation to update or revise these forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2004

RIVERSTONE NETWORKS, INC.

By	/s/ Roger A. Barnes
Name:	Roger A. Barnes
Title:	Executive Vice President and Chief Financial Officer